EXHIBIT 99.1

Dear Stockholder:

Your vote is important and AngioDynamics, Inc. encourages you to submit your proxy by completing and returning this proxy card.

Also, if you have any questions or need assistance in voting, please call Innisfree M&A Incorporated – stockholders may call toll-free at 1-888-750-5834, and banks and brokers may call collect at 1- 212-750-5833.

Your vote is important. Thank you for voting.

Proxy Card must be signed and dated on the reverse side.

\*/ Please fold and detach card at perforation before mailing. \*/

AngioDynamics, Inc.

Proxy for the Special Meeting of Stockholders

To Be Held on             , 2007

This proxy is solicited by the Board of Directors

The undersigned stockholders of AngioDynamics, Inc. (the “Company”) hereby nominate, constitute and appoint Messrs. Eamonn P. Hobbs and Joseph G. Gerardi, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Special Meeting of Stockholders of AngioDynamics, Inc. (the “Special Meeting”) to be held in [place, city, state], on [            ], 2007 at [time] local time, and at any and all adjournments or postponements thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

If this proxy is properly executed, but no instructions are specified, this proxy will be voted, “FOR” approval of the issuance of shares of common stock of the Company pursuant to the Agreement and Plan of Merger, unless “AGAINST” or “ABSTAIN” is indicated with respect to such proposal.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT: Continued and to be signed on the reverse side.

Special Meeting of Stockholders ANGIODYNAMICS, INC. [ ], 2007
THE BOARD OF DIRECTORS RECOMMENDS A VOTE	VOTE BY MAIL
“FOR” THE PROPOSAL

Please sign and date your proxy card and return it in the postage-paid envelope provided or return it to:

AngioDynamics, Inc.

603 Queensbury Avenue

Queensbury, New York 12804

Telephone number: (518) 798-1215

Attn: Secretary

Your Control Number is:

Proxy Card must be signed and dated below.

\*/ Please fold and detach card at perforation before mailing. \*/

☒	Please mark your votes as indicated in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

		FOR	AGAINST	ABSTAIN

1.	Proposal to approve the issuance of shares of common stock of AngioDynamics, Inc. pursuant to the Agreement and Plan of Merger, dated as of November 27, 2006, as amended December 7, 2006 by and among AngioDynamics, Inc., Royal I, LLC and RITA Medical Systems, Inc.	☐	☐	☐	This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the special meeting, this proxy will be voted by the proxies in the manner determined by a majority of the members of the Board of Directors At the present time, the Board of Directors knows of no other business to be presented at the special meeting.
2.	In their discretion, on such other matters as may properly come before the special meeting and any adjournment(s) thereof.

The undersigned acknowledges receipt, from the Company prior to the execution of this proxy, of a notice of special meeting of stockholders and a joint proxy statement/prospectus dated             , 200[6].

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Date:             , 2007

Signature	Signature (if held jointly)

NOTE: Please date this proxy and sign above as your name(s) appear(s) on this proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.